Exhibit 5.1

Windward Bio Group AG

Aeschenplatz 6

4052 Basel

Switzerland

November 13, 2026

Windward Bio Group AG – Registration Statement on Form S-8 (Regular)

Ladies and Gentlemen:

We have acted as special Swiss counsel to Windward Bio Group AG, a stock corporation incorporated under the laws of Switzerland (the “Company”), in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”), to be filed with the United States Securities and Exchange Commission (the “SEC”) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), 8,483,040 common shares of the Company, each with a nominal value of CHF 0.015 (the “Common Shares”). As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents (as defined below).

I.	BASIS OF OPINION

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents (as defined below) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed originals or copies of the following documents we have deemed necessary or advisable for the purpose of rendering this opinion (collectively, the “Documents”):

i.	an electronic copy of the Registration Statement;

ii.

an electronic copy of the Equity Incentive Plan 2025 enacted by the Company’s board of directors (the “Board”) on February 25, 2025, and as amended on June 24, 2025, including the annexes thereto as updated on April 16, 2026 (the “2025 EIP”);

iii.

an electronic copy of the Equity Incentive Plan 2026 enacted by the Board on November 4, 2026 and approved by the Company’s extraordinary general meeting held on November 5, 2026 (the “EGM”) (the “2026 EIP”);

iv.

an electronic copy of the 2026 Employee Share Purchase Plan adopted by the Board on November 4, 2026 and approved by the EGM (the “2026 ESPP”, and together with the 2026 EIP, the “2026 Plans”, and together with the 2025 EIP, the “Plans”);

v.	an electronic copy of the written minutes of the meeting of the Board dated as of February 25, 2025, inter alia enacting the 2025 EIP;

vi.	an electronic copy of the minutes of the meeting of the Board dated as of June 24, 2025, inter alia enacting the amended 2025 EIP;

vii.	an electronic copy of the written resolutions of the Board dated as of April 16, 2026, approving, inter alia, the updated 2025 EIP template agreements;

viii.	an electronic copy of the written resolutions of the Board dated as of November 4, 2026, approving, inter alia, the 2026 Plans

(the documents v through viii collectively, the “Board Resolutions”);

ix.	an electronic copy of the shareholders’ resolutions passed at the EGM approving the 2026 Plans;

x.

an electronic copy of the notarized shareholders’ resolutions passed at the EGM approving, contingent upon the confirmation by the Board of the ordinary share capital increase in connection with the Company’s initial public offering resolved at such meeting under agenda item no. 4, inter alia (1) the re-introduction of a capital range for the issuance of Common Shares (the “Capital Range”), (2) the amendment and increase of the conditional share capital for participation programs (the “Conditional Participation Share Capital”), and (3) a revision and restatement of the Articles of Association (as defined below)

(the documents ix and x collectively, the “Shareholders’ Resolutions”);

xi.

the draft articles of association (Statuten) of the Company adopted by the EGM and to be completed by the Board and to be registered with the Commercial Register of the Canton of Basel-Stadt, Switzerland, together with the ordinary share capital increase in connection with the Company’s initial public offering resolved at such EGM under agenda item no. 4 (the “Articles of Association”); and

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xii.

an electronic copy of a certified excerpt from the daily registry of the Commercial Register (Tagesregisterauszug) of the Canton of Basel-Stadt, Switzerland, dated November 6, 2026, relating to the Company (the “Excerpt”).

No documents, other than the Documents, have been reviewed by us in connection with this opinion. Accordingly, our opinion is limited to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	ASSUMPTIONS

In rendering the opinion below, we have assumed the following:

a.	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

b.

all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

c.	all documents produced to us in draft form will be executed in the form of the draft submitted to us;

d.	the Articles of Association will be validly completed by the Board and registered with the Commercial Register of the Canton of Basel-Stadt;

e.	all signatures (including conformed signatures) appearing on all original documents or copies thereof which we have examined are genuine;

f.

each party to the Documents is a corporation or other legal entity duly organized and validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation and/or establishment and none of the parties to the Documents (other than the Company) has passed or, until the issuance of all Common Shares, will have passed a voluntary winding-up resolution; no petition has been, or, until the issuance of all Common Shares, will be presented or order made by a court for the winding-up, dissolution, bankruptcy or administration of any party (other than the Company); and no receiver, trustee in bankruptcy, administrator or similar officer has been or, until the issuance of all Common Shares, will have been appointed in relation to any of the parties (other than the Company) or any of their assets or revenues;

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g.	to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;

h.	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion;

i.	the Registration Statement has been filed by the Company;

j.	the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Swiss law;

k.

the Registration Statement and the Excerpt are unchanged, correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement, the Excerpt or the Articles of Association, as the case may be, as of the date hereof;

l.

the Shareholders’ Resolutions and the Board Resolutions (i) have been duly resolved in meetings duly convened and otherwise in the manner set forth therein, (ii) have not been rescinded or amended and (iii) are in full force and effect;

m.	the Plans have not been rescinded or amended and are and remain in full force and effect;

n.

prior to the issuance of any Common Shares, the Board will have duly authorized the issuance of any options on Common Shares or restricted share units and, if necessary, will have validly excluded the pre-emptive rights of the existing shareholders for purposes of offering the Common Shares under the Plans as contemplated in the Registration Statement, and such authorization and exclusion will not have been rescinded or amended and will be in full force and effect until the issuance of all Common Shares;

o.	any Common Shares issued out of the Capital Range and the Conditional Participation Share Capital will be listed on the Nasdaq Global Market in accordance with applicable laws and regulations;

p.

the subscription form or the exercise or settlement notice with respect to Common Shares to be issued out of the Capital Range or the Conditional Participation Share Capital, as applicable, will be duly delivered in accordance with Swiss law and the Plans;

q.

to the extent the Company issues Common Shares out of the Capital Range or the Conditional Participation Share Capital, as applicable, against cash, the performance of the contribution in money shall be made at a banking institution subject to the Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended;

r.

the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr) and has not undertaken and will not undertake an acquisition in kind (Sacheinlage) or an offset with a claim (Verrechnung mit einer Forderung) without complying with the formal procedures set forth in article 634 or article 634a, respectively, of the Swiss Code of Obligations; and

s.

all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles of Association, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

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III.	OPINION

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that the Common Shares that may be issued from the Capital Range or the Conditional Participation Share Capital, if and when (i) issued pursuant to the Articles of Association, the Plans and Swiss law, in particular, where applicable, upon registration of the corresponding share capital increase with the Commercial Register of the Canton of Basel-Stadt and payment of the nominal amount for such Common Shares, and (ii) entered into the Company’s book of uncertificated securities, will be validly issued, fully paid as to their nominal value and non-assessable.

IV.	QUALIFICATIONS

The above opinion is subject to the following qualifications:

a.

The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

b.	This opinion relates to the laws of Switzerland in effect on the date hereof. Such laws and the interpretation thereof are subject to change.

c.

The exercise of voting rights and rights related thereto with respect to any Common Shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles of Association.

d.

We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company, any companies within the Company’s consolidation perimeter and the Common Shares.

e.

Notwithstanding or irrespective of the registration of the capital increase with the Commercial Register of the Canton of Basel-Stadt, the underlying Shareholders’ Resolutions may be challenged by a dissenting shareholder of the Company or others in court or otherwise. However, we believe that a challenge of the underlying Shareholders’ Resolution by a dissenting shareholder of the Company after registration of the Common Shares with the Commercial Register of the Basel-Stadt, even if successful, would not in itself void such Common Shares.

f.	When used in this opinion, the term “non-assessable” means that no further contributions have to be made by the relevant holder of the shares.

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g.	We express no opinion as to tax or regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

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Sincerely yours,

/s/ Andreas Mueller

Niederer Kraft Frey AG

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